UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 3, 2006 (April 27, 2006)


                      Monarch Staffing, Inc.
____________________________________________________________________________
      (Exact name of registrant as specified in its charter)


           Nevada                      0-49915              88-0474056
____________________________________________________________________________
 (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
       of incorporation)                                  Identification No.)


    18301 Von Karman Ave, Suite 250, Irvine, California 92612
____________________________________________________________________________
             (Address of principal executive offices)


                          (949) 260-0150
____________________________________________________________________________
                 (Registrant's telephone number)


____________________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

William R. Abbott resigned from his position as our Chief Financial Officer and chief accounting officer effective April 27, 2006. David Walters, our Chief Executive Officer, has assumed the position of interim Chief Financial Officer and chief accounting officer while a search is conducted for Mr. Abbott's permanent replacement.

Mr. Walters has served as our Chief Executive Officer, President, Treasurer and Director since December 15, 2005. He was our Executive Vice President and Director from November 4, 2005 to December 15, 2005. Since January 2005, he has served as Chairman and Chief Executive Officer of iTechexpress, Inc., which since November 4, 2005, has been our wholly owned subsidiary. Since November 7, 2005, he has served as Chief Executive Officer of Drug Consultants, Inc., which has been a wholly owned subsidiary of iTech since November 7, 2005. Since February 2000, he has served as a managing member of Monarch Bay Capital Group, LLC, a consulting company. Mr. Walters has extensive experience in investment management, corporate growth development strategies and capital markets. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego in 1985.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2006                      Monarch Staffing, Inc.,
                                       a Nevada corporation

                                       By:/s/ David Walters
                                       Name:  David Walters
                                       Title: Chief Executive Officer